TERRASPHERE SYSTEMS LLC
TABLE OF CONTENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheets

Consolidated Statements of Operations and Comprehensive Income (Loss)

Consolidated Statements of Changes in Members’ Equity (Deficit)

Consolidated Statements of Cash Flows

Notes to Consolidated Financial Statements

Exhibit 99.1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of
  TerraSphere Systems LLC

We have audited the accompanying consolidated balance sheets of TerraSphere Systems LLC (the “Company”) as of December 31, 2009 and 2008, and the related consolidated statements of operations and comprehensive income (loss), changes in members’ equity (deficit) and cash flows for the years ended December 31, 2009, 2008 and 2007. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of TerraSphere Systems LLC as of December 31, 2009 and 2008, and the results of their operations and their cash flows for the years ended December 31, 2009, 2008 and 2007 in conformity with accounting principles generally accepted in the United States of America.

/s/ CCR LLP

Glastonbury, Connecticut
June 3, 2010

TERRASPHERE SYSTEMS LLC

CONSOLIDATED BALANCE SHEETS
DECEMBER 31, 2009 AND 2008

	2009	2008

ASSETS
Current assets:
Cash	$197,046	$8,083
Accounts receivable	—	400,000
Other receivables	15,244	109,080
Inventories — work in process	34,565	—
Prepaid expenses	42,100	10,250

Total current assets	288,955	527,413
Leasehold improvements	161,948	—
Patent and patent costs, net	134,932	98,347
Other assets	5,692	3,766

Total assets	$591,527	$629,526

LIABILITIES AND MEMBERS’ EQUITY (DEFICIT)
Current liabilities:
Note payable — member	$20,000	$—
Due to member	102,292	—
Accounts payable	732,866	258,454
Accrued expenses	6,862	6,388
Deferred revenue	763,767	125,499

Total current liabilities	1,625,787	390,341

Members’ equity (deficit)
TerraSphere Systems LLC members’ equity (deficit)
Members’ equity (deficit)	(1,043,475)	247,412
Accumulated other comprehensive income (loss)	(42,254)	6,614

Total TerraSphere Systems LLC members’ equity (deficit)	(1,085,729)	254,026
Noncontrolling interest	51,469	(14,841)

Total members’ equity (deficit)	(1,034,260)	239,185

Total liabilities and members’ equity (deficit)	$591,527	$629,526

The accompanying notes are an integral part of these consolidated financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME (LOSS)
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007

Revenue
Sales	$—	$621,877	$—
Licensing and marketing fees	36,732	836,692	21,427

	36,732	1,458,569	21,427
Cost of goods sold	—	730,446	404,760

Gross profit (loss)	36,732	728,123	(383,333)
Operating expenses
General and administrative expense	1,291,586	673,805	346,372
Research, development and testing expense	613	26,941	16,159
Amortization expense	6,383	13,035	1,884

Income (loss) from operations	(1,261,850)	14,342	(747,748)

Other income (expense)
Other income	19,356	123,566	114,113
Foreign currency gain (loss)	35,758	(44,952)	8,778
Interest expense	(9,218)	—	—

Total other expense	45,896	78,614	122,891

Net income (loss)	(1,215,954)	92,956	(624,857)
Net income (loss) attributable to noncontrolling interest	74,934	16,647	(26,887)

Net income (loss) attributable to TerraSphere Systems LLC before other comprehensive income (loss)	(1,290,888)	76,309	(597,970)
Other comprehensive income (loss):
Foreign currency translation adjustment	(57,491)	31,678	(21,900)

Comprehensive income (loss)	(1,348,379)	107,987	(619,870)
Comprehensive income (loss) attributable to noncontrolling interest	(8,623)	4,752	(3,285)

Comprehensive income (loss) attributable to TerraSphere Systems LLC	$(1,339,756)	$103,235	$(616,585)

The accompanying notes are an integral part of these consolidated financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF CHANGES IN MEMBERS’ EQUITY (DEFICIT)
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	TerraSphere Systems LLC
		Accumulated
		Other			Members’ Equity
	Members’ Equity	Comprehensive		Noncontrolling	(Deficit)
	(Deficit)	Income (Loss)	Total	Interest	Total

Balance, December 31, 2006	244,093	(1,697)	242,396	(6,068)	236,328
Contributions	215,000	—	215,000	—	215,000
Foreign currency translation adjustment	—	(18,615)	(18,615)	(3,285)	(21,900)
Net loss	(597,970)	—	(597,970)	(26,887)	(624,857)

Balance, December 31, 2007	$(138,877)	$(20,312)	$(159,189)	$(36,240)	$(195,429)
Contributions	309,980	—	309,980	—	309,980
Foreign currency translation adjustment	—	26,926	26,926	4,752	31,678
Net income	76,309	—	76,309	16,647	92,956

Balance, December 31, 2008	247,412	6,614	254,026	(14,841)	239,185
Foreign currency translation adjustment	—	(48,868)	(48,868)	(8,623)	(57,491)
Net income (loss)	(1,290,888)	—	(1,290,888)	74,934	(1,215,954)

Balance, December 31, 2009	$(1,043,475)	$(42,254)	$(1,085,729)	$51,469	$(1,034,260)

The accompanying notes are an integral part of these consolidated financial statements.

TERRASPHERE SYSTEMS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED DECEMBER 31, 2009, 2008 AND 2007

	2009	2008	2007

Cash flows from operating activities
Net income (loss)	$(1,215,954)	$92,956	$(624,857)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Amortization of patents and patent costs	6,383	13,035	1,884
Changes in operating assets and liabilities:
(Increase) decrease in:
Accounts receivable	400,000	(400,000)	—
Other receivables	103,392	(3,503)	59,763
Inventories	(34,565)	23,043	(23,043)
Prepaid expenses	(31,850)	36,006	(46,256)
Other assets	(1,493)	—	1,163
Increase (decrease) in:
Accounts payable	452,871	127,980	73,234
Accrued expenses	474	6,389	—
Deferred revenue	638,268	(418,609)	544,108

Net cash provided by (used in) operating activities	317,526	(522,703)	(14,004)

Cash flows from investing activities
Patent costs	(42,968)	(34,966)	(60,098)
Expenditures for leasehold improvements	(149,636)	—	—

Net cash used in investing activities	(192,604)	(34,966)	(60,098)

Cash flows from financing activities
Member contributions	—	309,980	215,000
Advances from member	102,292	—	—
Proceeds from notes payable — member	20,000	—	—

Net cash provided by financing activities	122,292	309,980	215,000

Effect of exchange rate changes on cash	(58,251)	28,357	(36,453)

Increase (decrease) in cash	188,963	(219,332)	104,445
Cash, beginning of year	8,083	227,415	122,970

Cash, ending of year	$197,046	$8,083	$227,415

The accompanying notes are an integral part of these financial statements.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 — NATURE OF OPERATIONS

TerraSphere Systems LLC (“TerraSphere”), located in Boston, Massachusetts designs and builds highly efficient systems for growing organic fruits and vegetables in a controlled, indoor environment. The Company partners with private businesses and public institutions to create solutions for food production challenges. The Company derives its revenues from licensing fees and royalties, the sale of equipment and expects future revenue from operating facilities using the TerraSphere System. The TerraSphere System uses technology to operate automated, software driven plant growth systems that can be used to grow a variety of crops, from lettuce to tree seedlings to rare medicinal herbs.

PharmaSphere, LLC (“PharmaSphere”), located in Boston, Massachusetts, is a wholly owned subsidiary of TerraSphere. PharmaSphere’s business plan is to utilize the TerraSphere System for the production of high value biocompounds sourced from plants and used as active pharmaceutical ingredients, and for the production of transgenic plants (genetically engineered plants) for the biotechnology market. PharmaSphere has a wholly-owned subsidiary PharmaSphere Worcester, LLC which was formed to build a facility in Worcester, Massachusetts utilizing PharmaSphere’s business plan. The building of the facility has not commenced. PharmaSphere has no revenue to date.

TerraSphere Systems Canada, Inc., (“TerraSphere Canada”) located in Vancouver, British Columbia, operates the research and manufacturing facility for TerraSphere and is eighty-five percent owned by TerraSphere.

NOTE 2 — MANAGEMENT’S PLAN OF OPERATIONS

The Company has sustained a net loss in 2009 and has a members’ deficit totaling approximately $1,034,000 and has negative working capital totaling approximately $1,337,000 at December 31, 2009. Subsequent to December 31, 2009, the Company has entered into four exclusive licensing agreements totaling $3,800,000 and has received installment payments on those agreements totaling $760,000 with the remaining installments to be made on a quarterly basis through April 2011 (See Note 11). Management believes the above licensing agreements will provide the necessary working capital through 2010. The Company is currently pursuing additional exclusive licensing agreements. The Company is also pursuing a possible acquisition by another entity to further its mission of creating solutions to food production challenges.

NOTE 3 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CONSOLIDATION

The accompanying consolidated financial statements include the transactions and balances of TerraSphere Systems LLC and its wholly-owned subsidiary, PharmaSphere, LLC. The assets, liabilities and results of operations of TerraSphere Systems Canada, Inc. are included in the consolidated financial statements with appropriate recognition of noncontrolling interest. All intercompany transactions and balances have been eliminated in consolidation.

CODIFICATION

Effective July 1, 2009, the Financial Accounting Standard Board’s (“FASB”) Accounting Standards Codification (“ASC”) became the single official source of authoritative, non-governmental U.S. generally accepted accounting principles (“GAAP”). The historical GAAP hierarchy was eliminated and the ASC became the only level of authoritative GAAP. The Company’s accounting policies were not affected by the conversion to ASC.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

FOREIGN OPERATIONS

The accounting records of TerraSphere Canada are maintained in Canadian dollars, its functional currency. Revenue and expense transactions are translated to U.S. dollars using the average exchange rate of the month in which the transaction took place. Assets and liabilities are translated to U.S. dollars using the exchange rate in effect as of the balance sheet date. Equity transactions are translated to U.S. dollars using the exchange rate in effect as of the date of the equity transaction. Translation gains and losses are reported as a component of accumulated other comprehensive income or loss. Gains and losses resulting from transactions which are denominated in other than the functional currencies are reported as foreign currency exchanges gain (loss) in the statements of operations and comprehensive income (loss) in the period the gain or loss occurred.

USE OF ESTIMATES

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts and disclosures in the consolidated financial statements. Actual results could differ from those estimates.

ACCOUNTS RECEIVABLE

Accounts receivable represents balances due from customers, net of applicable reserves for doubtful accounts. In determining the need for an allowance, objective evidence that a single receivable is uncollectible, as well as historical collection patterns for accounts receivable are considered at each balance sheet date. At December 31, 2009 and 2008, an allowance for doubtful accounts was not required.

INVENTORIES

Inventories are valued at the lower of cost or market, with cost determined by the first in, first out method. Inventories consist of the work-in-process related to twelve TerraSphere System units at December 31, 2009. There were no inventory reserves at December 31, 2009 or 2008.

LEASEHOLD IMPROVEMENTS

Leasehold improvements are carried at cost and are amortized over their estimated service life or the remaining term of the related lease, whichever is shorter. There was no amortization expense incurred in the years ended December 31, 2009, 2008 or 2007 as the assets had not been placed in service.

PATENT AND PATENT COSTS

The Company accounts for its patent and patent costs in accordance with ASC 250, which requires that intangible assets with finite lives, such as the Company’s specifically identifiable costs for patent and patent applications, be capitalized and amortized over their respective estimated lives and reviewed for impairment whenever events or other changes in circumstances indicate that the carrying amount may not be recoverable.

REVENUE RECOGNITION

Revenue is recognized when all of the following criteria are met:

•	Persuasive evidence of a sales arrangement exists;

•	Delivery of the product has occurred;

•	The sales price is fixed or determinable, and;

•	Collectability is reasonably assured.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

In those cases where all four criteria are not met, the Company defers recognition of revenue until the period these criteria are satisfied. Revenue is generally recognized upon shipment or upon completed performance on exclusive technology licenses where the term is equal to the life of the associated intellectual property.

The Company recognizes deferred revenue when payment has been received for product sales when the revenue recognition criteria have not been met. In addition, the Company defers revenue when payment has been received for future services to be provided.

INCOME TAXES

No provision for income taxes is recognized because the Company is a limited liability company. In lieu of federal and state income taxes, all income, losses, deductions and credits pass through to the members for them to report on their personal returns. Management has performed an evaluation of the Company’s tax positions, ensuring that these tax return positions meet the “more likely than not” recognition threshold and can be measured with sufficient precision. These evaluations provide management with a comprehensive model for how a company should recognize, measure, present and disclose in its financial statements certain tax positions that the Company has taken or expects to take on income tax returns. Based upon these evaluations, management has concluded that the Company has no uncertain tax positions that qualify for either recognition or disclosure in the financial statements as of December 31, 2009.

RESEARCH AND DEVELOPMENT

Research and development costs are charged to operations as incurred. For the years ended December 31, 2009, 2008 and 2007, the Company recorded $613, $26,941 and $16,159 in research and development costs, respectively.

FAIR VALUE MEASUREMENTS

The Company applies FASB ASC 820, which defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. FASB ASC 820 applies to reported balances that are required or permitted to be measured at fair value under existing accounting pronouncements; accordingly, the standard does not require any new fair value measurements of reported balances.

FASB ASC 820 emphasizes that fair value is a market-based measurement, not an entity-specific measurement. Therefore, a fair value measurement should be determined based on the assumptions that market participants would use in pricing the asset or liability. As a basis for considering market participant assumptions in fair value measurements, FASB ASC 820 establishes a fair value hierarchy that distinguishes between market participant assumptions based on market data obtained from sources independent of the reporting entity (observable inputs that are classified within Levels 1 and 2 of the hierarchy) and the reporting entity’s own assumptions about market participant assumptions (unobservable inputs classified within Level 3 of the hierarchy).

Level 1 inputs utilize quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access. Level 2 inputs are inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. Level 2 inputs may include quoted prices for similar assets and liabilities in active markets, as well as inputs that are observable for the asset or liability (other than quoted prices), such as interest rates, foreign exchange rates and yield curves that are observable at commonly quoted intervals. Level 3 inputs are unobservable inputs for the asset or liability, which are typically based on an entity’s own assumptions, as there is little, if any, related market activity. In instances where the determination of the fair value measurement is based on inputs from different levels of the fair value hierarchy, the level in the fair value hierarchy within which the entire fair value measurement falls

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

is based on the lowest level input that is significant to the fair value measurement in its entirety. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires judgment and considers factors specific to the asset or liability.

NOTE 4 — CONCENTRATION OF CREDIT RISK

The Company’s financial instrument that is exposed to a concentration of credit risk is cash. The Company places its cash deposits with credit worthy banking institutions in the United States and Canada which are continually reviewed by management. From time to time, the bank balances of the Company’s cash may exceed current United States and Canadian insured limits. However, the Company has not experienced any losses in this area and management believes its cash deposits are not subject to significant credit risk. At December 31, 2009 and 2008, the Company’s did not have cash balances on deposit that exceeded United States and Canadian federal depository insurance limits.

NOTE 5 — PATENT AND PATENT COSTS

The following reflects the Company’s patent and patent costs at December 31:

	2009	2008

Carousel with spheres patent	$32,407	$32,407
Carousel with arcuate ribs patent	9,666	5,795
Rotatable carousel with arcuate ribs patent	13,582	8,192
Carousel with spheres application (Canadian)	7,199	5,321
Carousel with spheres application (Canadian)	5,836	3,976
Carousel with spheres application (European)	19,001	17,382
Carousel with spheres application (Chinese)	10,391	10,391
Carousel with spheres application (Hong Kong)	1,461	1,461
Carousel with spheres application (Japanese)	14,901	10,396
Rotatable carousel with arcuate ribs application	8,514	8,514
Rotatable carousel with drum-like members (Canadian)	4,760	—
Rotatable carousel with drum-like members application	5,267	—
Carousel with spheres application	10,040	10,040
Tray apparatus costs	5,780	440
Collapsible stack costs	6,140	—
Marchildon costs	2,338	—

Total	157,283	114,315
Accumulated amortization	22,351	15,968

Total, net amortization	$134,932	$98,347

Amortization expense for the years ended December 31, 2009, 2008 and 2007 was $6,383, $13,035 and $1,884, respectively.

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Aggregate expected amortization expense in future years is expected to be as follows:

2010	$6,724
2011	6,724
2012	6,724
2013	6,724
2014	6,724
Thereafter	101,312

Total	$134,932

NOTE 6 — NOTES PAYABLE

On May 29, 2009, the Company issued an unsecured note payable to a member in the amount of $20,000 with a fixed rate of 10% maturing July 29, 2009. The Company is in default of the note and the member has not called the note as of December 31, 2009. The principal due in 2010 is $20,000. The Company has accrued and incurred $1,189 in interest as of December 31, 2009.

NOTE 7 — DUE TO MEMBER

During the year ended December 31, 2009, a member provided an advance to the Company for working capital with an interest rate of 10%. The amount due to member at December 31, 2009 is $102,292. The Company has accrued and incurred $5,673 in interest as of and in the year ended December 31, 2009.

NOTE 8 — DEFERRED REVENUE

The Company has recorded deferred revenue of $763,767 and $125,499 at December 31, 2009 and 2008, respectively. On May 18, 2007, TerraSphere Canada entered into a marketing agreement with the Squamish Nation (“Squamish”) to promote the TerraSphere System to other First Nations bands in Canada for $200,000 Canadian dollars ($183,772 U.S.). The Company is recognizing the marketing fee over the term of the agreement (See Note 10). At December 31, 2009 and 2008, deferred revenue associated with this agreement is approximately $89,000 and $125,000, respectively. The Company also has deferred a $675,000 payment from the Squamish received in December 2009 for the sale of twelve TerraSphere System units to be delivered in the first quarter of 2010.

NOTE 9 — COMMITMENTS AND CONTINGENCIES

LEASE

On September 30, 2009, the Company entered into an operating lease agreement to begin November 1, 2009 for warehouse space in Vancouver, British Columbia for TerraSphere Canada. The term is five years and the Company has a right to extend for an additional five years. Future minimum payments under this lease are as follows:

2010	$89,990
2011	89,990
2012	89,990
2013	89,990
2014	74,990

Total	$434,950

TERRASPHERE SYSTEMS LLC

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS — (Continued)

Rent expense incurred in connection with this lease was $14,998 for the year ended December 31, 2009.

MARKETING AGREEMENT

On May 18, 2007, TerraSphere Canada entered into a marketing agreement with the Squamish Nation to promote the TerraSphere System to other First Nations bands in Canada. The Squamish paid TerraSphere $200,000 Canadian dollars ($183,772 U.S.) to secure the rights to work with the First Nations bands across Canada through May 2012. This fee is being recognized as revenue over the term of the agreement (Note 9). Revenue recognized in connection with this agreement was $36,732, $36,732 and $21,427 for the years ended December 31, 2009, 2008 and 2007, respectively.

In addition, the agreement stipulates that Squamish will receive a fee of 10% of any license fee agreement executed between TerraSphere and a First Nations band. Squamish also has the right of first refusal to participate in an ownership interest of any venture formed pursuant to First Nation band license agreement. These rights must be executed no later than May, 2012.

NOTE 10 — SUBSEQUENT EVENTS

In connection with the preparation of the consolidated financial statements, management evaluated subsequent events after the balance sheet date of December 31, 2009 through June 3, 2010.

Subsequent to December 31, 2009, the Company entered into four exclusive licensing agreements totaling $3,800,000. As of the date the consolidated financial statements were issued, the Company has received installment payments of $760,000 with the remaining installments to be made on a quarterly basis through April 2011. In addition to the licensing fees, the agreements provide the Company royalty income of 3% — 6% of net sales.